Exhibit 10.43

Cook Inlet Energy LLC
Performance Bond Agreement

          COOK INLET ENERGY, LLC (“CIE”), an Alaska limited liability company, (a wholly owned subsidiary of Miller Petroleum, Inc., dba Miller Energy Resources, a Tennessee corporation), as Principal, whose address is 601 West 5th Avenue, Suite 310, Anchorage, Alaska 99501, is held and firmly bound unto the State of Alaska, Department of Natural Resources (“DNR”), for the sums and commitments specified in this Performance Bond Agreement and its amendments (if any) (“Agreement”). This Agreement is dated effective as of December 1, 2009, and is entered into, by the STATE OF ALASKA (“the State”), acting by and through DNR, and CIE, collectively referred to as “the Parties.”

RECITALS

A.

As part of the transaction whereby CIE acquired rights in certain leases previously held by Pacific Energy Alaska Operating, LLC, CIE and the DNR entered into that certain Assignment Oversight Agreement dated November 5, 2009 (“the Assignment Oversight Agreement”).

B.

The Assignment Oversight Agreement sets out certain bond requirements in Paragraph 6 thereof. The Parties desire to enter into a more comprehensive agreement in order to clarify the rights and obligations of the Parties with respect to the bonds referenced in Paragraph 6 of the Assignment Oversight Agreement.

C.	The DNR Commissioner is entering into this Agreement under the authority set out at AS 38.05.020(b)(2) and (4), 11 AAC 82.600, 11 AAC 83.160, and 11 AAC 96.060.

                 NOW, THEREFORE, in consideration of the mutual promises stated herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.	DEFINITIONS

1.1

Assets means those facilities and infrastructure on State Leases, and those associated with State Leases that are located on State Land, and includes pipelines, power lines, easements, platforms, structures, or equipment.

1.2	Bank means a bank or other financial institution authorized to do business in the State.
1.3	BLM means the United States, Department of the Interior, Bureau of Land Management.
1.4	CIE Trust Account means an account, other than the State Trust Account, established to hold Performance Bonds, as provided for in this Agreement.

1.5

DNR Authorizations means those permits, easements, plans of operations, plans of development, or plans of exploration issued or approved by DNR for activities or Assets associated with the State Leases.

1.6	Leases or State Leases means ADL 374002, ADL 378114, ADL 381203, ADL 381201, and ADL 381003.
1.7	Letter of Credit means an irrevocable letter of credit issued by a bank or other financial institution authorized to do business in the State.
1.8

Performance Bond means the funds deposited into a Trust Account as stipulated under this Agreement for the purpose of guaranteeing fulfillment of Performance Obligations. Performance Bond includes the deposited cash, Surety Bonds, or Letters of Credit pledged to fulfill Performance Obligations.

1.9

Performance Obligations means CIE’s dismantlement, removal & restoration obligations under this Agreement and applicable state laws and regulations, State Leases, an approved unit agreement, or DNR Authorizations for the Redoubt Assets.

1.10	Redoubt Assets means the Osprey Platform, three pipelines, and one subsea communication and power cable in and associated with the Redoubt Unit.
1.11	Redoubt Unit Plan of Development means an approved unit plan of development for the Redoubt Unit under 11 AAC 83.343.
1.12	Redevelopment Plan means the redevelopment plan for the Redoubt Unit approved by the Commissioner.
1.13	Rehabilitation Plan means CIE’s plans to meet its dismantlement, removal, and restoration obligations.
1.14

State Trust Account means the Trust Account established with the Alaska Department of Revenue to hold those Performance Bonds set up as cash deposits with the State, and includes the bond referenced as the “reclamation bond posted by Cook Inlet Energy” in the Session Laws of Alaska (§9 Chapter 13 SLA 2010 and §19 Chapter 41 SLA 2010).

1.15	State Land has the meaning given in AS 38.05.965.
1.16

Surety Bond means a corporate surety bond with a company qualified to do business as such in the State and with an A.M. Best rating of A or better, and a minimum financial size category of Class XV or better, or as approved by DNR.

1.17	Trust Account means either the State Trust Account or a CIE Trust Account.

2.	SCOPE

A.

This Agreement applies to Performance Obligations associated with the Redoubt Unit and Redoubt Shoal Field. As of December 1, 2009, the State Leases and DNR Authorizations in and associated with the Redoubt Unit and Redoubt Shoal Field include the following:

•	ADL 374002, effective April 1, 1991 (O&G Lease);
•	ADL 378114, effective December 1, 1991 (O&G Lease);
•	ADL 381203, effective December 1, 1994 (O&G Lease);
•	ADL 381201, effective December 1, 1994 (O&G Lease);
•	ADL 381003, effective December 1, 1994 (O&G Lease);

•	ADL 227954, effective May 1, 2003 (Easement);
•	ADL 228217, effective March 2, 2004 (Easement);
•	LOCI 98-07, approved June 22, 2000;
•	LOCI 01-004, approved May 7, 2002; and
•	Redoubt Unit Agreement, effective August 15, 1997.

B.

The leases in the West McArthur River Unit, West Foreland Field, and the Kustatan Field, which are specifically identified as ADL 359111, ADL 359112, ADL 390368, and State Land within BLM lease A035017, are NOT required to post a Performance Bond under this Agreement. Nothing in this Agreement is intended excuse CIE from any requirements or obligations, including bond obligations, for these units and leases. The requirement to post a performance bond for the “Onshore Assets” as defined under Paragraph 6 of the Assignment Oversight Agreement is eliminated.

C.

The requirement to post a performance bond for the “Offshore Assets” as defined under Paragraph 6 of the Assignment Oversight Agreement is satisfied through compliance with this Agreement. To the extent that this Agreement conflicts with any provision of the Assignment Oversight Agreement, the provisions in this Agreement will control.

3.	FUNDING REQUIRED

A.

AMOUNT OF BOND. CIE shall deposit funds into the Trust Accounts, as stipulated in this Agreement, to cover the costs of meeting its Performance Obligations. The initial amount required to meet the Performance Obligations is $18,000,000 (in 2010 dollars) for the Redoubt Assets. CIE shall begin making deposits into the Trust Accounts on July 1, 2013, according to the payment schedule below:

Payment Due:	Payment Amount:
7/1/2013	$1,000,000
7/1/2014	$1,500,000
7/1/2015	$2,000,000
7/1/2016	$2,500,000
7/1/2017	$2,000,000
7/1/2018	$1,500,000
7/1/2019	$1,500,000

Over time, CIE may install new Assets on the State Leases and inflation may cause the Performance Bond to grow. CIE shall continue making annual payments into the Trust Accounts on or before July 1 of each year in an amount not to exceed an inflation-adjusted $1,500,000 per year in 2010 dollars, to reach or maintain an amount at which the Trust Accounts are fully funded to cover the Performance Obligations, plus inflation. Inflation may be mitigated by earnings in the Trust Accounts.

The payment schedule above is based on the confidential Redoubt Unit Redevelopment Plan submitted January 21, 2011 and the July 31, 2010 Ralph E. Davis Reserves Report

provided by CIE. If CIE applies for a royalty adjustment or modification under AS 38.05.180, the DNR Commissioner may revise the payment schedule. If CIE proposes a Plan of Development for the Redoubt Unit that seeks to develop reserves that are materially different from the approved Redoubt Unit Redevelopment Plan, the DNR Commissioner may revise the payment schedule. Any modification to the payment schedule will be conducted in accordance with Paragraph 4 below.

B.

BANK HELD FUNDS. CIE shall establish the CIE Trust Accounts for those Performance Bonds held by a Bank or issued by a surety company. All written agreements with the Bank or surety company pertaining to the account will be attached to and become a part of this Agreement. CIE is solely responsible for all fees associated with these accounts. A Certificate of Deposit used as security for a Performance Bond must be automatically renewable and made payable solely to the “State of Alaska, Department of Natural Resources, ITF” (In Trust For).

Upon the incapacity of a Bank, surety company, or other financial institution providing financial assurances under this Agreement, by reason of bankruptcy, insolvency, or suspension or revocation of a charter or license, CIE will be considered to be without bond coverage. DNR will notify CIE to replace its bond coverage. If CIE fails to replace the Performance Bond within 45 days after the notice, CIE will be in default of this Agreement subject to the default proceedings under the applicable State Lease.

Until the total inflation adjusted Performance Bond is funded, CIE shall cause the earnings on the CIE Trust Accounts to be deposited and retained in the applicable CIE Trust Account. After the Performance Bond is fully funded, CIE may use the earnings however it chooses, provided the total inflation adjusted Performance Bond is less than the balance in the CIE Trust Accounts and the State Trust Account combined. If the total inflation adjusted Performance Bond becomes more than the balance in the CIE Trust Accounts and the State Trust Account combined, CIE shall again deposit and retain the earnings from the Performance Bond in the CIE Trust Accounts.

C.

STATE HELD FUNDS. The State will maintain the State Trust Account to hold those Performance Bonds deposited as cash with the State. The State, Department of Revenue (“DOR”) will manage the account. Any fees associated with managing this account will be deducted from the account. If the account is established in the State General Fund and Other Non-segregated Investments Pool (GeFONSI), monthly statements will be available to CIE that reflect the balance of the account and account activity for that statement period.

DNR has established the State Trust Account to hold funds transferred to the State from the 1st National Bank Alaska escrow account established for the Osprey Platform and Redoubt Unit by CIE’s predecessor working interest owner and operator. The State Trust Account for the Redoubt Unit is referenced by collocation code 64100588, account code 22528. On June 30, 2010, the State Trust Account had a principal balance of $6,627,711.45.

The State will hold the State Trust Account in an interest-bearing account to the extent allowed by state law. The interest earned on the balance of the State Trust Account will be appropriated to the State Trust Account provided it is appropriated by the Alaska Legislature for that purpose. The Alaska Legislature has appropriated the interest through June 30, 2014, on the reclamation bonds for CIE that are included in the State Trust Account. (§9 Chapter 13 SLA 2010, and §19, Chapter 41 SLA 2010).

CIE will work with DNR to ensure the State Trust Account remains in an interest-bearing account. If the Alaska Legislature, through action or inaction, alters the interest-bearing nature of the State Trust Account, CIE may, with the DNR Commissioner’s consent, transfer the funds in the State Trust Account to a CIE Trust Account.

D.

PAYMENTS. CIE shall make payments into the Trust Accounts in accordance with this Agreement. With each payment, including payments into the State Trust Account, CIE shall submit an executed Performance Guaranty Form (Attachment A) that identifies this Agreement and the type of Performance Guaranty. The executed Performance Guaranty Form will be attached to and become part of this Agreement.

CIE shall make payments to the State Trust Account by wire transfer, payable to DOR or as otherwise directed by DNR in writing and shall reference this Agreement and the account number provided by DNR. Unless otherwise specified in writing by DNR, CIE shall make payments to DNR at:

Financial Services Section
550 West 7th Avenue, Suite 1410
Anchorage, Alaska 99501

CIE shall submit a certified true copy or the original Certificates of Deposit, Surety Bonds, or Letters of Credit to DNR as evidence of a Performance Bond payment made to a CIE Trust Account.

E.

LATE FEES. The State will assess a late payment fee of $50,000 on a late Performance Bond payment if the payment, or proof of payment, is not received by the 10th day after the payment is due as provided in Paragraph 3.A., above. The DNR Commissioner may, for good cause, grant an extension of time for CIE to make a payment under this Agreement. An extension request must be received by the DNR Commissioner in writing no less than 30 days prior to the payment due date, with a copy of the request sent to the Director of the DNR Division of Oil and Gas.

F.	EXPENDITURES IN EXCESS OF BONDING AMOUNTS. CIE shall be fully liable for all Performance Obligations even if expenditures exceed the available funds in the Trust Accounts.

4.	ADJUSTMENTS

A.

MATERIAL CHANGES. The Parties will evaluate and reassess the Performance Obligations contained in this Agreement and may adjust the total amount of the Performance Bond to fund the Performance Obligations if there is a material change in the Assets that both Parties agree, in good faith, would likely require an adjustment to the Performance Bond. The Parties will mutually agree on a process for this evaluation. The amount of any adjustment will be determined by third party independent engineering estimate obtained by CIE and approved by DNR.

B.

ANNUAL INFLATION ADJUSTMENT. The total amount of the Performance Bond will be adjusted annually for inflation based on the Anchorage Consumer Price Index, All Items, 1982-84 for All Urban Consumers (CPI-U). The base CPI-U index at the start of 2010 was 193.456 (2nd Half 2009, Bureau of Labor Statistics). The annual inflation adjustment calculation will add any new Performance Obligations and subtract satisfied Performance Obligations to determine the total amount of the Performance Bond.

C.

UPON COMPLETION OF CERTAIN OBLIGATIONS. The total amount of the Performance Bond will be adjusted to account for Performance Obligations that are met upon the completion of activities under a DNR approved Rehabilitation Plan.

5.	REHABILITATION PLAN; RELEASE OF FUNDS

A.

Prior to commencing any work to meet the Performance Obligations under this Agreement, CIE shall submit a Rehabilitation Plan to DNR for approval, which approval will not be unreasonably withheld. DNR will review, and approve or disapprove, the Rehabilitation Plan within 90 days of submittal by CIE. This may be an iterative process and may include several submittals each with 90-day review periods. The Parties agree that an approved Rehabilitation Plan may provide for discrete payments from a Trust Account for specific activities under the Rehabilitation Plan.

B.

CIE may request payment from a Trust Account to execute an approved Rehabilitation Plan after CIE has funded the Performance Obligations under this Agreement. DNR will not be required to release funds from a Trust Account if the remaining balance of the combined Trust Accounts is insufficient to meet the remaining Performance Obligations under this Agreement.

C.

To request the release of funds from a Trust Account, CIE shall submit invoices or expense receipts to DNR for reimbursement of expenditures associated with the Performance Obligations, along with proof that the Performance Obligation has been satisfactorily completed in compliance with the terms of the State Leases, the applicable unit agreements, DNR Authorizations, and applicable state laws and regulations. CIE shall include a statement certifying that all applicable activities have been accomplished in accordance with the approved Rehabilitation Plan.

D.

DNR will evaluate requests to release funds from a Trust Account within 15 working days, and either approve or disapprove the release of funds. If approved, CIE may elect which CIE Trust Account from which to release the funds. After all funds have been released from the CIE Trust Accounts, funds may be released from the State Trust Account. Funds from the State Trust Account that are approved by DNR for release will be released within 45 calendar days after approval.

E.

Prior to the last funds being released from the State Trust Account, CIE shall document to DNR that it has satisfied the plugging, abandonment, site clearance, and restoration obligations, in accordance with an approved Rehabilitation Plan, and in compliance with the State Leases and DNR Authorizations. CIE shall document it has properly plugged and abandoned the wells by providing proof of satisfactory completion from the Alaska Oil and Gas Conservation Commission.

F.

DNR may demand payment, in writing, from the Trust Accounts if Rehabilitation Plan activities are not conducted in compliance with the DNR approved Rehabilitation Plan, or if CIE defaults on any term of this Agreement; provided however, that if CIE or another person agrees to comply with the conditions of the DNR approved Rehabilitation Plan, the payment may be postponed. Notwithstanding the foregoing, CIE will have a 30-day period to cure any default that would entitle DNR to demand payment.

6.	DEFAULT

A.

Any one of the following events will be a default of this Agreement subject to the default proceedings under the applicable Lease: (a) CIE fails to comply with a material obligation or condition under this Agreement; or (b) CIE has become insolvent, an application for adjudication in bankruptcy has been filed by or against CIE, or an application for assignment, composition, extension or receivership, has been filed by or against CIE.

B.

If DNR determines that a default has occurred under this Agreement and CIE, after due notice under the default provisions of the Lease, fails to cure the default, DNR will notify the Bank or surety company, or other financial institution providing financial assurances under this Agreement that a default has occurred. DNR will send a copy of its notice of uncured default to CIE. After DNR has declared CIE in default and provided notice, DNR shall have the right to withdraw all or any funds from the Trust Accounts, without recourse to judicial proceedings and without demand, appraisal, advertisement, or notice of any kind, all of which are hereby expressly waived by CIE. The Performance Bonds and any accrued interest will be available to DNR for any necessary operations, monitoring, removal, reclamation or rehabilitation of the Leases and Assets.

7.	ASSIGNMENT OF LEASES

Prior to DNR approving any request from CIE to assign a Lease or portion of a Lease subject to this Agreement, DNR will evaluate the request to ensure that the assignee can adequately meet the Performance Bond and Performance Obligations under this Agreement. If DNR determines that the proposed assignment constitutes a material change in the Assets, which would likely result in an adjustment of the amount of the Performance Bond, DNR and CIE will follow the procedures in Paragraph 4 above with regard to that adjustment.

8.	NOTICE

All notices, requests, demands, and other communications must be in writing and must be delivered by hand, mail, or fax to the addresses designated below. Any notice, request, demand or other communication delivered or sent in this manner will be deemed given or made when actually delivered to the correct address.

For DNR:
Mr. Kevin R. Banks, Director
Division of Oil and Gas, Department of Natural Resources
550 W. 7th Avenue, Suite 1100
Anchorage, Alaska 99501
Facsimile: 907-269-8938

For CIE:
Mr. David Hall, CEO
Cook Inlet Energy, LLC
601 W. 5th Avenue, Suite 310
Anchorage, Alaska 99501
Facsimile: 907-334-6735

9.	MISCELLANEOUS.

A.

Funds for plugging and abandoning any wells within the Redoubt Unit, the West McArthur Unit and the Kustatan lease are NOT included in the Performance Bond. None of the funds in the Trust Accounts will be released for this purpose.

B.

Funds for the dismantlement, removal and restoration of the Kustatan Production Facility, West McArthur River Production Facility, West Foreland Facility and the Mosquito Station are NOT included in the Performance Bond. None of the funds in the Trust Accounts will be released for this purpose.

C.

Nothing in this Agreement is a waiver or release of the State’s rights against any other entity or person that may be liable for all or any part of the Performance Obligations or is an assumption by the State of any obligations or liabilities associated with the Performance Obligations or Assets.

	D.	CIE agrees that the neglect or forbearance of the State in enforcing this Agreement will not in any way release CIE from any liability or commitment under this Agreement.

E.

Each provision of this Agreement is severable from all others. If any term or provision is deemed invalid, void or unenforceable, this Agreement has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions will not be affected thereby.

F.	This Agreement will be construed, interpreted and governed by the laws of the State without regard to its conflicts of laws principles.

G.	Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

H.	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

I.	This Agreement may be amended at any time by mutual agreement of the Parties.

          IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date written above, and by our signatures, agree to be bound by its terms and conditions.

Cook Inlet Energy, LLC

By:	/s/ David Hall	March 11, 2011

	David Hall	Date

Its:	Chief Executive Officer

State of Alaska
Department of Natural Resources

By:	/s/ Daniel S. Sullivan	March 11, 2011

	Daniel S. Sullivan	Date

Its:	Commissioner

Attachment A: Performance Guaranty Form

Attachment A

STATE OF ALASKA
DEPARTMENT OF NATURAL RESOURCES
DIVISION OF OIL AND GAS

PERFORMANCE GUARANTY

CIE Performance Bond Agreement

Bond Type and #: ______________________________________
(Cash or CD and associated account number)

          COOK INLET ENERGY, LLC, (“CIE”), an Alaska limited liability company, (a wholly owned subsidiary of Miller Petroleum, Inc., dba Miller Energy Resources, a Tennessee corporation), as Principal, whose address is 601 West 5th Avenue, Suite 310, Anchorage, Alaska 99501, are held and firmly bound unto the State of Alaska, Department of Natural Resources, in the sum of $________________________ lawful money of the United States, for the use and benefit of the state. For the payment of such sum we hereby jointly and severally bind ourselves, our heirs, executors, administrators, successors, and assigns by this bond.

          The Principal hereby pledges as security a ___________________ (bond type and account #) deposited with ____________________________________________________ (name & address of Financial Institution or DOR). The Principal does hereby irrevocably constitute and appoint the State of Alaska (the State) by and through its duly authorized agents as its Attorney-in-Fact to do all things necessary and appropriate to fulfill the obligations of the Principal should the Principal default on the Redoubt Performance Bond. It is agreed and understood that this bond shall remain in full force and effect for the period of time provided by law, and until released by the State for actions against this Performance guarantee.

THE OBLIGATIONS of this Performance Guaranty are as follows:

1.

The Principal has by written agreement entered into the Cook Inlet Energy LLC Performance Bond Agreement (Agreement) with the State of Alaska, Department of Natural Resources (DNR) involving oil and gas leases on State land, that is by reference, incorporated fully herein in all its terms and made a part of this Performance Guaranty.

2.

In accordance with state regulations 11 AAC 82.600, 11 AAC 83.160 and 11 AAC 96.060, the Alaska Department of Natural Resources (the Department) has determined that the Principal is required to furnish the State an individual Performance Guaranty, acceptable to the Department and conditioned upon compliance with all terms of the Agreement.

Bond Type and # __________________________

1

3.

The Principal has chosen to post this individual Performance Guaranty with the Department as a guarantee that the obligations, terms, and conditions of the Agreement will be completed as required by the Agreement and state law.

4.

The coverage of this Performance Guaranty extends to the Principal’s obligations under the Agreement and under applicable laws and regulations, to assure that all of the activities on and uses of the state land subject to the Agreement are conducted by the Principal in compliance with the obligations, terms, and conditions of the Agreement.

5.

Upon a determination by the State that the Principal has satisfactorily complied with the obligations, terms and conditions of the Agreement, and the applicable laws and regulations, then the obligations of this Performance Guaranty shall be released; otherwise, this Performance Guaranty shall remain in full force and effect until exercised or released in writing by the State.

6.	The Principal agrees that:
(a)

Unless the Principal has replaced this Performance Guaranty with other guaranty acceptable to the Department conditioned upon compliance with all terms of the Agreement, coverage under this Performance Guaranty shall extend to and include any extension(s) in time of the Agreement, such coverage to continue irrespective of the expiration of the obligations, terms, and conditions originally set forth in the Agreement; the Principle and Financial Institution (if applicable) shall not cancel this Performance Guaranty unless released in writing by the State.

(b)

Notwithstanding any modifications of the Agreement approved by the Department, this Performance Guaranty remains in full force and the Principle and Financial Institution (if applicable) waive, as a defense against the State, any right to notice of any such modifications.

(c)

The Department shall review this Performance Guaranty from time to time and may require an adjustment in the amount of the Performance Guaranty under the terms of the Agreement. No increase in Performance Guaranty amount shall bind the Principle without the Principle’s written consent.

(d)

The neglect or forbearance of the State in enforcing against the Principal, performance by the Principal of any obligation, term, or condition of the Agreement shall not in any way release the Principal from liability under this Performance Guaranty.

(e)

Whenever the Principal shall be, and is declared by the State to be, in default under the obligations, terms, and conditions of the Agreement, the State shall notify the Principal. Upon receipt of a notice of the Principal’s default from the State and demand by the State for performance or payment, the State shall promptly move to collect face value of the Performance Guaranty by executing the negotiable instrument or liquidating funds or securities provided, or in lieu of paying the face amount, the Department may approve the Principle’s remedy of the default by the Principal fully completing the performance of the Principal’s obligations under the Agreement. The Principal’s completion of the performance obligations under the Agreement does not relieve the Principal of their other obligations under the Agreement.

Bond Type and # __________________________

2

          NOW THEREFORE, the Principal certifies that the above cash deposit is free of all liens, including tax liens.

PRINCIPAL

Signed and executed this __________ day of ____________________________, 20_____

By:

David Hall, Chief Executive Officer
Cook Inlet Energy, LLC
601 West 5th Avenue, Suite 310, Anchorage, Alaska 99501

FINANCIAL INSTITUTION (If applicable)

Signed and executed this __________ day of ____________________________, 20_____

By:

(Signature of Financial Representative)

(Print name)	(Title)

(Name and Address of Financial Institution)

ACKNOWLEDGEMENT OF FINANCIAL INSTITUTION

The foregoing instrument was acknowledged before me by

_____________________________________ this _____ day of ________________, 20____
          (Name of Individual)

Witness my hand and official seal

(Signature of Notary Public)
My Commission Expires:____________________________

---- (Seal) ----

APPROVAL AND ACCEPTANCE BY THE STATE OF ALASKA

By:		Dated:

Kevin R. Banks, Director
Department of Natural Resources, Division of Oil and Gas

Bond Type and # _____________________

3